Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 33-62173, 333-44544 and 333-116745 on Form S-8 of XETA Technologies, Inc. of our report dated January 24, 2011, relating to our audits of the consolidated financial statements, which appear in the Annual Report on Form 10-K of XETA Technologies, Inc. as of October 31, 2010 and 2009, and for each of the three years in the period ended October 31, 2010.
Tulsa, Oklahoma
January 24, 2011